Exhibit 99.1

BIRMINGHAM, ALABAMA — April 8, 2011: Superior Bancorp (the “Corporation”) (NASDAQ: SUPR) today announced that it has received a letter from The NASDAQ Stock Market (“NASDAQ”) stating that the Corporation is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Corporation did not timely file its Annual Report on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission (the “SEC”). This notification has no effect on the listing of the Corporation’s common stock at this time. As previously reported, the Corporation received a prior notification from NASDAQ on November 17, 2010 advising that the Corporation no longer complies with the $1.00 minimum bid price requirement for continued listing on the NASDAQ Global Market as set forth in NASDAQ Listing Rule 5450(a)(1).
     As previously reported by the Corporation in its Form 12b-25 filed with the SEC on April 1, 2011, the Corporation was unable to timely file its Form 10-K for the year ended December 31, 2010, due to, among other things, its inability to complete its financial statements for the year ended December 31, 2010 for the reasons specified in the Form 12b-25.
     The Corporation has 60 calendar days to submit a plan to regain compliance, and if NASDAQ accepts the plan, NASDAQ can grant an exception of up to 180 calendar days from the Form 10-K’s due date, or until September 27, 2011 to regain compliance. The Corporation has until May 16, 2011 to regain compliance with the minimum bid price continued listing requirement. If the Corporation does not regain compliance by May 16, 2011, the Corporation may be permitted to transfer its common stock to the NASDAQ Capital Market if the Corporation’s common stock satisfies all criteria for continued listing on that market.

ABOUT SUPERIOR BANCORP
Superior Bancorp is a $3.0 billion thrift holding company headquartered in Birmingham, and the second largest bank holding company headquartered in Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community bank that currently has 73 branches, with 45 locations throughout the state of Alabama and 28 locations in Florida. Superior Bank also operates 23 consumer finance offices in North Alabama as 1st Community Credit and Superior Financial Services.
The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Some of the disclosures in this release, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “will,” “would,” “hope,” “might,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “assume” or similar expressions constitute forward-looking statements. These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectations and estimates with respect to our revenues, expenses, earnings, return on equity, return on assets, efficiency ratio, asset quality, the adequacy of our allowance for loan losses and other financial data and capital and performance ratios.
Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond our control). Such forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our reports and registration statements filed with the SEC. The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements: (1) our ability to raise additional capital to meet regulatory requirements set forth in the Orders to Cease and Desist or fund future growth; (2) the adequacy of our allowance for loan losses to cover actual losses and impact of credit risk exposures; (3) greater loan losses than historic levels and increased allowance for loan losses; (4) our ability to comply with any requirements imposed on us and Superior Bank by the Orders to Cease and Desist or additional restrictions imposed by our regulators; (5) restrictions or limitations on our access to funds from Superior Bank; (6) our ability to resolve any regulatory, legal or judicial proceeding on acceptable terms and its effect on our financial condition or results of operations; (7) the effect of natural or environmental disasters, such as, among other things, hurricanes and oil spills, in our geographic markets; (8) the strength of the United States economy in general and the strength of the regional and local economies in which we conduct operations; (9) changes in local economic conditions in the markets in which we operate; (10) the continued weakening in the real estate values in the markets in which we operate; (11) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (12) increases in FDIC deposit insurance premiums and assessments; (13) inflation or deflation and interest rate, market and monetary fluctuations; (14) our timely development of new products and services in a changing environment, including the features, pricing and quality compared to the products and services of our competitors; (15) the willingness of users to substitute competitors’ products and services for our products and services; (16) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory requirements or developments; (17) the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; (18) changes in accounting policies, principles and guidelines applicable to us; (19) our focus on lending to small to mid-size community-based businesses, which may increase our credit risk; (20) technological changes; (21) changes in consumer spending and savings habits; (22) the continuing instability in the domestic and international capital markets; (23) the effects on our operations of policy initiatives or laws that have been and may continue to be introduced by the Presidential administration or Congress and related regulatory actions, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder; (24) our ability to successfully integrate the assets, liabilities, customers, systems and management we acquire or merge into our operations; (25) BP’s decision on whether or not to honor our Gulf oil spill claim; and (26) other factors and information contained in reports and other filings we make with the SEC.
If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We do not intend to update our forward-looking information and statements, whether written or oral, to reflect changes. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com, or by calling 1-877-326-BANK (2265).
COMPANY CONTACT:
Tom Jung, Investor Relations, (205) 327-3547